TITANIUM METALS CORPORATION ANNOUNCES FILING OF SCHEDULE 14D-9
IN CONNECTION WITH LAUNCH OF TENDER OFFER BY PRECISION CASTPARTS CORP.

DALLAS, TEXAS . . . November 20, 2012 . . . Titanium Metals Corporation (“TIMET”) (NYSE: TIE) today announced that it has filed a Schedule 14D-9 Solicitation/Recommendation Statement with the Securities and Exchange Commission in response to the previously announced all cash tender offer by Precision Castparts Corp. (“PCC”) (NYSE: PCP) for all of the outstanding common stock of TIMET for $16.50 per share in cash. The TIMET Board of Directors, based on the recommendation of a special committee of the Board consisting of independent directors, has recommended that stockholders accept the offer, which represents a premium of 36% over the 30-day average of TIMET shares and a 44% premium to the closing price of TIMET common stock on November 8, 2012.  The Schedule 14D-9 Solicitation/Recommendation Statement explains in detail the factors considered by the Board of Directors and the special committee in reaching its recommendation.

The Company has previously announced that stockholders of record as of the close of business on December 7, 2012 would be entitled to the quarterly dividend of $0.075 per share of TIMET common stock, payable on December 19, 2012.  The tender offer will have no effect on the payment of the dividend, and stockholders of record as of December 7, 2012 will receive the dividend, even if they tender their shares before the December 7, 2012 record date.

Important Additional Information Has Been Filed with the SEC

This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of TIMET.  PCC has filed with the U.S. Securities and Exchange Commission (the “SEC”) and will mail to TIMET’s stockholders a Tender Offer Statement on Schedule TO and TIMET has filed with the SEC and will mail to its stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the transaction. THESE CONTAIN IMPORTANT INFORMATION ABOUT PCC, TIMET, THE TRANSACTION AND OTHER RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ EACH OF THESE DOCUMENTS CAREFULLY.

Investors and security holders may obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents filed with the SEC by PCC and TIMET through the web site maintained by the SEC at www.sec.gov. A copy of the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (once it becomes available) may be obtained free of charge from TIMET’s website at www.timet.com or by directing a request to the corporate secretary of TIMET at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. In addition, a copy of the Tender Offer Statement, letter of transmittal and certain other related tender offer documents may be obtained free of charge from PCC’s website at www.precast.com or by directing a request to the corporate secretary of PCC at 4650 SW Macadam Avenue, Suite 400, Portland, Oregon, 97239.

Forward-Looking Statements

The statements contained in this release that are not historical fact are forward-looking statements that represent TIMET management’s beliefs and assumptions based on currently available information.  Forward-looking statements can generally be identified by the use of words such as “believes,” “intends,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects” or comparable terminology or by discussions of strategies or trends.  Although TIMET believes that the expectations reflected in such forward-looking statements are reasonable, it does not know if these expectations will prove to be correct.  Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results.  Actual future results could differ materially from those described in such forward-looking statements, and TIMET disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release, including risks and uncertainties in those portions referenced above and those described from time to time in our other filings with the SEC which include, but are not limited to:

•	the cyclicality of the commercial aerospace industry;
•	the performance of TIMET’s customers, TIMET’s vendors and TIMET under long-term agreements;
•	the existence or renewal of certain long-term agreements;
•	the difficulty in forecasting demand for titanium products;
•	global economic, financial and political conditions;
•	global productive capacity for titanium;
•	changes in product pricing and costs;
•	the impact of long-term contracts with vendors on TIMET’s ability to reduce or increase supply;
•	the possibility of labor disruptions;
•	fluctuations in currency exchange rates;
•	fluctuations in the market price of marketable securities;
•	uncertainties associated with new product or new market development;
•	the availability of raw materials and services;
•	changes in raw material prices and other operating costs (including energy costs);
•	possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts;
•	possible disruption of business or increases in the cost of doing business resulting from natural disasters or other accidents impacting TIMET, TIMET’s customers or TIMET’s vendors;
•	competitive products and strategies; and
•	other risks and uncertainties.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.

About Titanium Metals Corporation

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products.  Information on TIMET is available on its website at www.timet.com.

About Precision Castparts Corporation

Precision Castparts Corp. is a worldwide, diversified manufacturer of complex metal components and products. It serves the aerospace, power, and general industrial markets. PCC is the market leader in manufacturing large, complex structural investment castings, airfoil castings, forged components, aerostructures and highly engineered, critical fasteners for aerospace applications.  In addition, the Company is the leading producer of airfoil castings for the industrial gas turbine market.  PCC manufactures extruded seamless pipe, fittings, forgings, and clad products for power generation and oil & gas applications; commercial and military airframe aerostructures; and metal alloys and other materials to the casting and forging industries.